As filed with the Securities and Exchange Commission on June 22, 2020

Registration No. 333-225951

Registration No. 333-197071

Registration No. 333-183511

Registration No. 333-176204

Registration No. 333-160389

Registration No. 333-143670

Registration No. 333-124910

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-225951

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-197071

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-183511

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-176204

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-160389

POST-EFFECTIVE AMENDMENT NO. 2 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-143670

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-8 REGISTRATION STATEMENT REGISTRATION STATEMENT NO. 333-124910

UNDER THE SECURITIES ACT OF 1933

PROGENICS PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-23143	13-3379479
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One World Trade Center, 47th Floor New York, New York	10007
(Address of principal executive offices)	(Zip Code)

(646) 975-2500

(Registrant’s telephone number, including area code)

Progenics Pharmaceuticals, Inc. 2018 Performance Incentive Plan

Progenics Pharmaceuticals, Inc. 2005 Stock Incentive Plan

(Full title of the plan)

Daniel M. Niedzwiecki

Progenics Pharmaceuticals, Inc.

Secretary

One World Trade Center, 47th Floor Suite J

New York, New York

Telephone:

(646) 975-2500

(Telephone number, including area code, of agent for service)

Copies of communications to:

Morton A. Pierce, Esq.

Bryan J. Luchs, Esq.

Michelle B. Rutta, Esq.

White & Case LLP

1221 Avenue of the Americas

New York, New York 10020

(212) 819-8200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐		Accelerated filer	☒

Non-accelerated filer	☐	(Do not check if a smaller reporting company)

Smaller reporting company	☒

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

DEREGISTRATION OF SECURITIES

These Post-Effective Amendments related to the following Registration Statements on Form S-8, in each case as amended by any post-effective amendments thereto (collectively, the “Registration Statements”), filed by Progenics Pharmaceuticals, Inc., a Delaware corporation (the “Registrant”), are being filed to withdraw from registration all shares of common stock (“Common Stock”) and other securities of the Registrant that had been registered but remain unsold under such Registration Statements:

•

Registration Statement on Form S-8 filed on June 28, 2018 pertaining to registration of 4,800,000 shares of Common Stock, which were reserved for issuance under the Progenics Pharmaceuticals, Inc. 2018 Performance Incentive Plan (File No. 333-225951);

•

Registration Statement on Form S-8 filed on June 27, 2014, as amended on June 28, 2018, pertaining to registration of 3,000,000 shares of Common Stock, which were reserved for issuance under the Progenics Pharmaceuticals, Inc. 2005 Stock Incentive Plan and Progenics Pharmaceuticals, Inc. 2018 Performance Incentive Plan (File No. 333-197071);

•

Registration Statement on Form S-8 filed on August 23, 2012, as amended on June 28, 2018, pertaining to registration of 1,000,000 shares of Common Stock, which were reserved for issuance under the Progenics Pharmaceuticals, Inc. 2005 Stock Incentive Plan and Progenics Pharmaceuticals, Inc. 2018 Performance Incentive Plan (File No. 333-183511);

•

Registration Statement on Form S-8 filed on August 10, 2011, as amended on June 28, 2018, pertaining to registration of 2,000,000 shares of Common Stock, which were reserved for issuance under the Progenics Pharmaceuticals, Inc. 2005 Stock Incentive Plan and Progenics Pharmaceuticals, Inc. 2018 Performance Incentive Plan (File No. 333-176204);

•

Registration Statement on Form S-8 filed on July 1, 2009, as amended on June 28, 2018, pertaining to registration of 1,500,000 shares of Common Stock, which were reserved for issuance under the Progenics Pharmaceuticals, Inc. 2005 Stock Incentive Plan and Progenics Pharmaceuticals, Inc. 2018 Performance Incentive Plan (File No. 333-160389);

•

Registration Statement on Form S-8 filed on June 12, 2009, as amended on June 28, 2018, pertaining to registration of 1,950,000 shares of Common Stock, which were reserved for issuance under the Progenics Pharmaceuticals, Inc. 2005 Stock Incentive Plan and Progenics Pharmaceuticals, Inc. 2018 Performance Incentive Plan (File No. 333-143670); and

•

Registration Statement on Form S-8 filed on May 13, 2005 pertaining to registration of 2,000,000 shares of Common Stock, which were reserved for issuance under the Progenics Pharmaceuticals, Inc. 2005 Stock Incentive Plan (File No. 333-124910).

On June 19, 2020, pursuant to that certain Amended and Restated Agreement and Plan of Merger, dated as of February 20, 2020 (the “Merger Agreement”), among the Registrant, Lantheus Holdings, Inc., a Delaware corporation (“Lantheus”), and Plato Merger Sub, Inc., a Delaware corporation and wholly owned subsidiary of Lantheus (“Merger Sub”), Merger Sub merged with and into the Registrant (the “Merger”), with the Registrant surviving the Merger as a subsidiary of Lantheus.

In connection with the closing of the Merger, the offerings pursuant to the Registration Statements have been terminated. The Registrant hereby terminates the effectiveness of the Registration Statements and, in accordance with undertakings made by the Registrant in the Registration Statements to remove from registration by means of a post-effective amendment any of the securities that had been registered but which remain unsold at the termination of the offerings, hereby removes from registration any and all securities registered but not sold under the Registration Statements as of the date hereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused these Post-Effective Amendments to the Registration Statements on Form S-8 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 22nd day of June, 2020.

PROGENICS PHARMACEUTICALS, INC.

By:	/s/ Daniel M. Niedzwiecki
Name: Daniel M. Niedzwiecki Title: Secretary

No other person is required to sign this Post-Effective Amendment in reliance upon Rule 478 under the Securities Act of 1933, as amended.